Exhibit 99.1

IAC REPORTS Q4 RESULTS

NEW YORK— February 6, 2013—IAC (Nasdaq: IACI) released fourth quarter 2012 results today.

SUMMARY RESULTS

$ in millions (except per share amounts)

	Q4 2012	Q4 2011	Growth	FY 2012	FY 2011	Growth
Revenue	$765.3	$596.9	28%	$2,800.9	$2,059.4	36%

Operating Income Before Amortization	123.4	90.9	36%	445.0	308.4	44%
Adjusted Net Income	66.2	67.4	-2%	263.1	220.5	19%
Adjusted EPS	0.70	0.70	0%	2.77	2.26	23%

Operating Income	85.3	55.5	54%	323.6	197.8	64%
Net Income	40.7	48.8	-16%	159.3	174.2	-9%
GAAP Diluted EPS	0.43	0.53	-18%	1.71	1.85	-7%

See reconciliations of GAAP to non-GAAP measures beginning on page 10.

•                              Revenue and Operating Income Before Amortization reflect strong double digit growth for the 12th consecutive quarter.  Excluding restructuring costs, Operating Income Before Amortization grew 48% to $134.9 million.

•                              Free Cash Flow for the twelve months ended December 31, 2012 was $306.4 million, while cash flow from operating activities attributable to continuing operations was $354.5 million.

•                              IAC repurchased 6.4 million shares of common stock between October 20, 2012 and February 1, 2013 at an average price of $45.69 per share, or $292.9 million in aggregate.

•                              IAC declared a quarterly cash dividend of $0.24 per share, to be paid on March 1, 2013 to stockholders of record as of the close of business on February 15, 2013.

•                              In December 2012, IAC issued $500 million of 4.75% Senior Notes due 2022 and closed a $300 million 5-year Revolving Credit Facility.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

DISCUSSION OF FINANCIAL AND OPERATING RESULTS

	Q4 2012	Q4 2011	Growth
	$ in millions
Revenue
Search & Applications	$403.6	$309.5	30%
Match	182.6	157.7	16%
Local	76.7	72.0	7%
Media	57.8	18.4	215%
Other	44.7	39.6	13%
Intercompany Elimination	(0.1)	(0.1)	32%
	$765.3	$596.9	28%
Operating Income Before Amortization
Search & Applications	$96.4	$59.2	63%
Match	65.8	48.7	35%
Local	1.3	4.4	-70%
Media	(19.4)	(5.5)	-250%
Other	(0.7)	0.5	NM
Corporate	(20.1)	(16.5)	-22%
	$123.4	$90.9	36%
Operating Income (Loss)
Search & Applications	$89.1	$59.2	50%
Match	62.4	36.4	71%
Local	(1.1)	3.0	NM
Media	(24.6)	(5.7)	-330%
Other	(1.1)	—	NM
Corporate	(39.4)	(37.5)	-5%
	$85.3	$55.5	54%

Search & Applications

Revenue reflects strong growth from both Websites and Applications.  Websites revenue growth reflects a $30.1 million contribution from The About Group, consolidated with effect from October 1, 2012, and strong query gains driven primarily by increased marketing and site optimization.  Revenue growth from Applications was driven by increased contribution from existing partners as well as existing and new products.  Profits were favorably impacted by higher revenue and lower cost of acquisition as a percentage of revenue, as well as by the contribution from The About Group, which had Operating Income Before Amortization of $13.3 million.  Operating income in the current year period reflects an increase of $7.3 million in amortization of intangibles primarily related to The About Group.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

Match

Revenue increased due to Meetic, which had revenue of $54.5 million versus the prior year period of $35.0 million, and growth from Core.  Meetic revenue in the prior year period was negatively impacted by the write-off of $23.0 million of deferred revenue in connection with its acquisition.  Core revenue increased 5% to $110.7 million driven by an increase in subscribers.  Operating Income Before Amortization, excluding Meetic’s results, increased 15% to $54.7 million due to higher revenue, lower customer acquisition costs as a percentage of revenue and lower operating expenses.  Meetic profits in the current year period reflect the planned increase in marketing expense; the prior year period was negatively impacted by the write-off of deferred revenue described above.  Operating income in the current year period reflects a decrease of $8.5 million in amortization of intangibles primarily related to Meetic.

Local

Revenue increased reflecting growth from CityGrid Media, which benefited from the contribution of Felix, acquired August 2012, and higher reseller revenue, partially offset by a decline from direct sales revenue.  HomeAdvisor revenue was flat versus the prior year period as the increase in international revenue, which benefited from an increase in accepted service requests, was offset by a decline in domestic revenue.  The decline in domestic revenue was due to the rebranding of the business and marketing optimization efforts, which reduced service requests but increased accepts per service request.  Local profits were negatively impacted by an increase in general and administrative expense primarily related to restructuring costs at CityGrid Media and the inclusion of Felix.  Operating loss in the current year period reflects an increase of $1.0 million in amortization of intangibles.

Media

Revenue increased due to the contribution of News_Beast, which has been consolidated following our acquisition of a controlling interest in May 2012, and strong growth from Electus and Vimeo.  Higher losses primarily reflect the inclusion of News_Beast in our consolidated results, which includes $7.0 million in restructuring costs in the current year period related to the transition to a digital only publication.  Operating loss in the current year period reflects an increase of $5.0 million in amortization of intangibles primarily related to News_Beast.

Other

Revenue increased reflecting strong growth from Shoebuy in its seasonally strongest quarter.  Profits were negatively impacted due primarily to Hatch Labs, which was shut down in December 2012.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

Corporate

Corporate expenses increased primarily due to higher compensation expense and insurance deductibles related to Super Storm Sandy losses.

OTHER ITEMS

Profits in Q4 2012 includes restructuring charges of $11.5 million comprised of $7.0 million in Media, $2.0 million in Search & Applications, $1.8 million in Local and $0.7 million in Other.

Equity in losses of unconsolidated affiliates in Q4 2011 includes $9.6 million in losses related to News_Beast.  Other (expense) income in Q4 2012 includes an $8.7 million write-down of an investment.

The effective tax rates for continuing operations and Adjusted Net Income in Q4 2012 were 45% and 41%, respectively.  The effective tax rates were higher than the statutory rate of 35% due principally to an increase in reserves for and interest on tax contingencies, a valuation allowance on the deferred tax asset created by the write-down of an investment and state taxes, partially offset by foreign income taxed at lower rates.  The effective tax rates for continuing operations and Adjusted Net Income in Q4 2011 were 5% and 16%, respectively.  The effective tax rates were lower than the statutory rate of 35% due principally to the reduction in reserves due to the favorable outcome of state and foreign audits.

LIQUIDITY AND CAPITAL RESOURCES

During Q4 2012, IAC repurchased 6.4 million common shares at an average price of $45.69 per share, or $292.9 million in aggregate.  As of December 31, 2012, IAC had 84.3 million common and class B common shares outstanding.  IAC may purchase shares over an indefinite period of time on the open market and in privately negotiated transactions, depending on those factors IAC management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.  As of February 1, 2013, the Company had 3.1 million shares remaining in its stock repurchase authorization.

IAC’s Board of Directors declared a quarterly cash dividend of $0.24 per share of common and class B common stock outstanding with record and payment dates of February 15, 2013 and March 1, 2013, respectively.

As of December 31, 2012, IAC had $770.6 million in cash and cash equivalents and marketable securities, as well as $595.8 million, in debt of which $15.8 million was short-term and paid on January 15, 2013.  The Company has $300.0 million in unused borrowing capacity under its revolving credit facility.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

OPERATING METRICS

	Q4 2012	Q4 2011	Growth

SEARCH & APPLICATIONS (in millions)
Revenue
Websites (a)	$197.0	$140.9	40%
Applications (b)	206.6	168.6	23%
Total Revenue	$403.6	$309.5	30%

Queries
Websites (c)	2,635	2,175	21%
Applications (d)	5,475	4,698	17%
Total Queries	8,110	6,872	18%

MATCH (in thousands)
Paid Subscribers
Core (e)	1,803	1,664	8%
Developing (f)	240	270	-11%
Meetic (g)	769	762	1%
Total Paid Subscribers	2,811	2,696	4%

HOMEADVISOR (in thousands)
Domestic Service Requests (h)	1,274	1,437	-11%
Domestic Accepts (i)	1,687	1,836	-8%
International Service Requests (h)	243	194	26%
International Accepts (i)	311	234	33%

(a)	Websites revenue includes Ask.com, The About Group, Pronto and Dictionary.com, excluding downloadable applications related revenue.
(b)	Applications revenue includes B2C and B2B, as well as downloadable applications related revenue from Ask.com and Dictionary.com.
(c)	Websites queries include Ask.com, but exclude Ask.com’s downloadable applications, The About Group, Pronto and Dictionary.com.
(d)	Applications queries include B2C and B2B, as well as downloadable applications queries from Ask.com.
(e)	Core consists of Match.com in the United States, Chemistry and People Media.
(f)	Developing includes OkCupid, DateHookup and Match’s international operations, excluding Meetic S.A.
(g)	Meetic consists of the publicly traded personals company Meetic S.A., which operates principally in Europe.
(h)	Fully completed and submitted customer service requests on HomeAdvisor.
(i)	The number of times service requests are accepted by service professionals. A service request can be transmitted to and accepted by more than one service professional.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions, rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	2/1/13	Dilution at:

Share Price			$41.56	$45.00	$50.00	$55.00	$60.00

Absolute Shares as of 2/1/13	84.3		84.3	84.3	84.3	84.3	84.3

RSUs and Other	2.9		2.9	2.7	2.5	2.4	2.2
Options	9.9	$33.01	2.5	2.8	3.4	4.0	4.5
Total Dilution			5.4	5.6	6.0	6.4	6.7
% Dilution			6.0%	6.2%	6.6%	7.0%	7.3%
Total Diluted Shares Outstanding			89.7	89.8	90.2	90.6	90.9

CONFERENCE CALL

IAC will audiocast its conference call with investors and analysts discussing the Company’s Q4 financial results on Wednesday, February 6, 2013, at 4:30 p.m. Eastern Time (ET). This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s business.  The live audiocast is open to the public at www.iac.com/investors.htm.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Revenue	$765,251	$596,943	$2,800,933	$2,059,444
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	270,277	218,412	992,470	761,244
Selling and marketing expense	229,090	187,410	898,761	614,174
General and administrative expense	117,118	87,256	396,013	328,728
Product development expense	30,768	22,202	101,869	78,760
Depreciation	14,991	13,346	52,481	56,719
Amortization of intangibles	17,713	12,862	35,771	22,057
Total costs and expenses	679,957	541,488	2,477,365	1,861,682

Operating income	85,294	55,455	323,568	197,762

Equity in earnings (losses) of unconsolidated affiliates	2,863	(10,623)	(25,345)	(36,300)
Other (expense) income, net	(7,894)	(637)	(9,161)	10,060
Earnings from continuing operations before income taxes	80,263	44,195	289,062	171,522
Income tax (provision) benefit	(35,855)	(2,397)	(119,215)	4,047
Earnings from continuing operations	44,408	41,798	169,847	175,569
(Loss) earnings from discontinued operations, net of tax	(2,470)	4,366	(9,051)	(3,992)
Net earnings	41,938	46,164	160,796	171,577
Net (earnings) loss attributable to noncontrolling interests	(1,199)	2,602	(1,530)	2,656
Net earnings attributable to IAC shareholders	$40,739	$48,766	$159,266	$174,233

Per share information attributable to IAC shareholders:
Basic earnings per share from continuing operations	$0.49	$0.53	$1.95	$2.05
Diluted earnings per share from continuing operations	$0.46	$0.48	$1.81	$1.89

Basic earnings per share	$0.46	$0.58	$1.85	$2.01
Diluted earnings per share	$0.43	$0.53	$1.71	$1.85

Dividends declared per common share	$0.24	$0.12	$0.72	$0.12

Non-cash compensation expense by function:
Cost of revenue	$1,444	$1,677	$6,219	$5,359
Selling and marketing expense	1,248	1,331	4,760	4,807
General and administrative expense	16,262	17,450	68,640	70,894
Product development expense	1,413	2,077	6,006	7,528
Total non-cash compensation expense	$20,367	$22,535	$85,625	$88,588

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC CONSOLIDATED BALANCE SHEET

($ in thousands)

	December 31,	December 31,
	2012	2011
ASSETS

Cash and cash equivalents	$749,977	$704,153
Marketable securities	20,604	165,695
Accounts receivable, net	229,830	177,030
Other current assets	156,339	112,255
Total current assets	1,156,750	1,159,133

Property and equipment, net	270,512	259,588
Goodwill	1,616,154	1,358,524
Intangible assets, net	482,904	378,107
Long-term investments	161,278	173,752
Other non-current assets	118,230	80,761
TOTAL ASSETS	$3,805,828	$3,409,865

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current maturities of long-term debt	$15,844	$—
Accounts payable, trade	98,314	64,398
Deferred revenue	155,499	126,297
Accrued expenses and other current liabilities	355,232	343,490
Total current liabilities	624,889	534,185

Long-term debt, net of current maturities	580,000	95,844
Income taxes payable	479,945	450,533
Deferred income taxes	323,403	302,213
Other long-term liabilities	31,830	16,601

Redeemable noncontrolling interests	58,126	50,349

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	251	234
Class B convertible common stock	16	16
Additional paid-in capital	11,607,367	11,280,173
Accumulated deficit	(318,519)	(477,785)
Accumulated other comprehensive loss	(32,169)	(12,443)
Treasury stock	(9,601,218)	(8,885,146)
Total IAC shareholders’ equity	1,655,728	1,905,049
Noncontrolling interests	51,907	55,091
Total shareholders’ equity	1,707,635	1,960,140
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,805,828	$3,409,865

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Twelve Months Ended December 31,
	2012	2011

Cash flows from operating activities attributable to continuing operations:
Net earnings	$160,796	$171,577
Less: loss from discontinued operations, net of tax	(9,051)	(3,992)
Earnings from continuing operations	169,847	175,569
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Non-cash compensation expense	85,625	88,588
Depreciation	52,481	56,719
Amortization of intangibles	35,771	22,057
Impairment of a long-term investment	8,685	—
Deferred income taxes	37,076	(35,483)
Equity in losses of unconsolidated affiliates	25,345	36,300
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(30,991)	(58,314)
Other current assets	(22,991)	1,287
Accounts payable and other current liabilities	(14,384)	57,228
Income taxes payable	(10,091)	(29,215)
Deferred revenue	1,864	48,950
Other, net	16,290	8,700
Net cash provided by operating activities attributable to continuing operations	354,527	372,386
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(411,035)	(278,469)
Capital expenditures	(51,201)	(39,954)
Proceeds from maturities and sales of marketable debt securities	195,501	584,935
Purchases of marketable debt securities	(53,952)	(203,970)
Proceeds from sales of long-term investments	14,194	15,214
Purchases of long-term investments	(36,094)	(90,245)
Other, net	(9,501)	(12,697)
Net cash used in investing activities attributable to continuing operations	(352,088)	(25,186)
Cash flows from financing activities attributable to continuing operations:
Proceeds from issuance of long-term debt	500,000	—
Purchase of treasury stock	(691,830)	(507,765)
Issuance of common stock, net of withholding taxes	262,841	132,785
Dividends	(68,163)	(10,668)
Excess tax benefits from stock-based awards	57,101	22,166
Other, net	(15,648)	(8,751)
Net cash provided by (used in) financing activities attributable to continuing operations	44,301	(372,233)
Total cash provided by (used in) continuing operations	46,740	(25,033)
Total cash used in discontinued operations	(3,472)	(8,417)
Effect of exchange rate changes on cash and cash equivalents	2,556	(4,496)
Net increase (decrease) in cash and cash equivalents	45,824	(37,946)
Cash and cash equivalents at beginning of period	704,153	742,099
Cash and cash equivalents at end of period	$749,977	$704,153

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

($ in millions; rounding differences may occur)

	Twelve Months Ended December 31,
	2012	2011
Net cash provided by operating activities attributable to continuing operations	$354.5	$372.4
Capital expenditures	(51.2)	(40.0)
Tax payments related to sales of a business and an investment	3.1	—
Free Cash Flow	$306.4	$332.4

For the twelve months ended December 31, 2012, consolidated Free Cash Flow decreased by $26.0 million from the prior year period due principally to the payment of bonuses for 2012 in Q4 2012 and the payment of bonuses for 2011 in Q1 2012, and increases in income taxes paid and capital expenditures, partially offset by an increase in Operating Income Before Amortization.

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net earnings attributable to IAC shareholders	$40,739	$48,766	$159,266	$174,233
Non-cash compensation expense	20,367	22,535	85,625	88,588
Amortization of intangibles	17,713	12,862	35,771	22,057
Meetic re-measurement loss	—	—	—	11,728
News_Beast re-measurement loss	(3,000)	—	18,629	—
Gain on sale of VUE interests and related effects	1,019	1,552	3,598	6,562
Discontinued operations, net of tax	2,470	(4,366)	9,051	3,992
Impact of income taxes and noncontrolling interests	(13,079)	(13,981)	(48,846)	(86,648)
Adjusted Net Income	$66,229	$67,368	$263,094	$220,512

GAAP Basic weighted average shares outstanding	87,678	83,364	86,247	86,755
Options, warrants and RSUs, treasury method	6,293	9,289	6,842	7,566
GAAP Diluted weighted average shares outstanding	93,971	92,653	93,089	94,321
Impact of RSUs	296	3,376	1,897	3,432
Adjusted EPS shares outstanding	94,267	96,029	94,986	97,753

Diluted earnings per share	$0.43	$0.53	$1.71	$1.85

Adjusted EPS	$0.70	$0.70	$2.77	$2.26

For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding, including performance-based RSUs outstanding that the Company believes are probable of vesting.  For GAAP diluted EPS purposes, RSUs, including performance-based RSUs (for which the performance criteria have been met), are included on a treasury method basis.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the three months ended December 31, 2012
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$96.4	$—	$(7.3)	$89.1
Match (a)	65.8	(0.8)	(2.6)	62.4
Local	1.3	—	(2.4)	(1.1)
Media	(19.4)	(0.2)	(5.0)	(24.6)
Other	(0.7)	(0.1)	(0.4)	(1.1)
Corporate	(20.1)	(19.3)	—	(39.4)
Total	$123.4	$(20.4)	$(17.7)	$85.3

(a) Includes the results of Meetic
Meetic	$11.1	$(0.8)	$(1.7)	$8.6

Supplemental: Depreciation
Search & Applications	$5.0
Match	4.6
Local	2.4
Media	0.5
Other	0.3
Corporate	2.3
Total depreciation	$15.0

	For the three months ended December 31, 2011
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$59.2	$—	$—	$59.2
Match (b)	48.7	(1.2)	(11.1)	36.4
Local	4.4	—	(1.4)	3.0
Media	(5.5)	(0.2)	—	(5.7)
Other	0.5	(0.1)	(0.4)	—
Corporate	(16.5)	(21.0)	—	(37.5)
Total	$90.9	$(22.5)	$(12.9)	$55.5

(b) Includes the results of Meetic
Meetic	$1.1	$(1.2)	$(7.8)	$(7.9)

Supplemental: Depreciation
Search & Applications	$4.1
Match	3.7
Local	3.1
Media	0.2
Other	0.2
Corporate	2.1
Total depreciation	$13.3

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the twelve months ended December 31, 2012
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$313.1	$—	$(7.5)	$305.6
Match (c)	225.8	(2.8)	(17.5)	205.5
Local	24.9	—	(3.2)	21.7
Media	(44.8)	(0.8)	(6.2)	(51.8)
Other	(6.1)	(0.1)	(1.5)	(7.7)
Corporate	(68.0)	(81.9)	—	(149.8)
Total	$445.0	$(85.6)	$(35.8)	$323.6

(c) Includes the results of Meetic
Meetic	$37.8	$(2.8)	$(15.7)	$19.3

Supplemental: Depreciation
Search & Applications	$15.0
Match	16.3
Local	10.1
Media	1.4
Other	1.1
Corporate	8.5
Total depreciation	$52.5

	For the twelve months ended December 31, 2011
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications	$205.0	$0.2	$(1.2)	$204.0
Match (d)	156.3	(1.6)	(17.1)	137.6
Local	28.3	—	(2.8)	25.5
Media	(15.8)	(0.4)	—	(16.3)
Other	(2.5)	(0.3)	(1.1)	(3.9)
Corporate	(62.8)	(86.4)	—	(149.2)
Total	$308.4	$(88.6)	$(22.1)	$197.8

(d) Includes the results of Meetic from September 1, 2011
Meetic	$(1.9)	$(1.6)	$(9.8)	$(13.4)

Supplemental: Depreciation
Search & Applications	$25.5
Match	10.8
Local	10.4
Media	0.7
Other	0.9
Corporate	8.5
Total depreciation	$56.7

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

RECONCILIATION OF THE ABOUT GROUP NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Goodwill impairment	Operating income (loss)
Three months ended December 31, 2011	$9.8	$—	$(4.6)	$—	$5.2
Three months ended March 31, 2012	$8.4	$—	$(1.4)	$—	$7.0
Three months ended June 30, 2012	$9.0	$—	$(1.1)	$(194.7)	$(186.8)
Three months ended September 30, 2012	$10.0	$—	$(1.1)	$—	$8.9
Three months ended December 31, 2012	$13.3	$—	$(7.2)	$—	$6.1
Twelve months ended December 31, 2012	$40.7	$(0.1)	$(10.8)	$(194.7)	$(164.8)

Supplemental: Revenue
Three months ended December 31, 2011	$26.1
Three months ended March 31, 2012	$23.9
Three months ended June 30, 2012	$25.4
Three months ended September 30, 2012	$25.6
Three months ended December 31, 2012	$30.1
Twelve months ended December 31, 2012	$105.1

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

 IAC’S PRINCIPLES OF FINANCIAL REPORTING

IAC reports Operating Income Before Amortization, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  IAC endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures contained in this release and which we discuss below.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Operating Income Before Amortization is defined as operating income excluding, if applicable: (1) non-cash compensation expense, (2) amortization and impairment of intangibles, (3) goodwill impairment, and (4) one-time items. We believe this measure is useful to investors because it represents the consolidated operating results from IAC’s segments, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the effects of any other non-cash expenses. Operating Income Before Amortization has certain limitations in that it does not take into account the impact to IAC’s statement of operations of certain expenses, including non-cash compensation and acquisition-related accounting.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net earnings attributable to IAC shareholders excluding, net of tax effects and noncontrolling interests, if applicable: (1) non-cash compensation expense, (2) amortization and impairment of intangibles, (3) goodwill impairment, (4) income or loss effects related to IAC’s former passive ownership in VUE, (5) the reversal of a deferred tax liability associated with our 27% investment in Meetic, (6) the re-measurement losses recorded upon acquiring control of Meetic and News_Beast, (7) one-time items, and (8) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting.  This differs from the GAAP method for including RSUs, which treats them on a treasury method basis and with respect to performance-based RSUs only to the extent the performance criteria are met (assuming the end of the reporting period is the end of the contingency period).  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses. Adjusted Net Income and Adjusted EPS have the same limitations as Operating Income Before Amortization, and in addition Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  In addition, Free Cash Flow excludes, if applicable, tax payments and refunds related to the sales of certain businesses and investments, including IAC’s interests in VUE, an internal restructuring and dividends received that represent a return of capital due to the exclusion of the proceeds from these sales and dividends from cash provided by operating activities.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account cash movements that are non-operational. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC’S PRINCIPLES OF FINANCIAL REPORTING - continued

One-Time Items

Operating Income Before Amortization and Adjusted Net Income are presented before one-time items, if applicable.  These items are truly one-time in nature and non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. GAAP results include one-time items. For the periods presented in this release, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Non-cash compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of stock options, restricted stock units and performance-based RSUs.  These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding which, for stock options and restricted stock units, are included on a treasury method basis, and for performance-based RSUs are included on a treasury method basis once the performance conditions are met.  We view the true cost of our restricted stock units and performance-based RSUs as the dilution to our share base, and as such units are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS.  Upon the exercise of certain stock options and vesting of restricted stock units and performance-based RSUs, the awards are settled, at the Company’s discretion, on a net basis, with the Company remitting the required tax withholding amount from its current funds.

Amortization of intangibles (including impairment of intangibles, if applicable) and goodwill impairment (if applicable) are non-cash expenses relating primarily to acquisitions.  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as content, technology, customer lists, advertisers and supplier relationships, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable are not ongoing costs of doing business.

Income or loss effects related to IAC’s former passive ownership in VUE are excluded from Adjusted Net Income and Adjusted EPS because IAC had no operating control over VUE, which was sold for a gain in 2005, had no way to forecast this business, and did not consider the results of VUE in evaluating the performance of IAC’s businesses.

Free Cash Flow

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes.  In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events.  We manage our business for cash and we think it is of utmost importance to maximize cash — but our primary valuation metrics are Operating Income Before Amortization and Adjusted EPS.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call to be held at 4:30 p.m. Eastern Time today may contain “forward -looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: IAC’s future financial performance, IAC’s business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets in which IAC’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, operational and financial risks relating to acquisitions, changes in industry standards and technology, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release. IAC does not undertake to update these forward-looking statements.

About IAC

IAC (NASDAQ: IACI) is a leading media and Internet company comprised of more than 150 brands and products, including Ask.com, About.com, Match.com, HomeAdvisor.com and Vimeo.com.  Focused in the areas of Search, Match, Local and Media, IAC’s family of websites is one of the largest in the world, with more than a billion monthly visits across more than 30 countries. The company is headquartered in New York City with offices in various locations throughout the U.S. and internationally.  To view a full list of the companies of IAC, please visit our website at www.iac.com.

Contact Us

IAC Investor Relations

Nick Stoumpas / Bridget Murphy

(212) 314-7400

IAC Corporate Communications

Justine Sacco

(212) 314-7326

IAC

555 West 18th Street, New York, NY 10011 (212) 314-7300 Fax (212) 314-7309 http://iac.com

*    *    *